Exhibit 23.2

Consent of Independent Auditor

We hereby consent to the incorporation by reference in this registration statement, Amendment No. 1 to Form F-3, of Gold Reserve Inc. (“GRZ”) of our report dated March 21, 2013 relating to the financial statements and effectiveness of internal control over financial reporting of GRZ, which appears in GRZ’s annual report on Form 40-F for the year ended December 31, 2012. We also consent to the reference to us under the heading “Experts” in such registration statement.

/s/ “PricewaterhouseCoopers LLP”

Chartered Accountants

Vancouver, British Columbia

December 17, 2013